EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the April 6, 1992 Registration Statement on Form S-8 of our report, dated August 4, 1997, which appears on page F-2 of the annual report on Form 10-K of Frontier Adjusters of America, Inc. and subsidiaries for the year ended June 30, 1997.




McGLADREY & PULLEN, LLP


/s/ McGladrey & Pullen, LLP


Phoenix, Arizona
August 4, 1997